Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION ANNOUNCES SALE

OF INVESTMENT PORTFOLIO AND SIMULTANEOUS

EXTERNALIZATION TRANSACTION

RALEIGH, NC – April 4, 2018, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”) announced today that it has entered into an asset purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”) under which the Company will sell its December 31, 2017 investment portfolio to funds advised by BSP for $981.2 million in cash. Simultaneously therewith, the Company entered into a stock purchase and transaction agreement with Barings LLC (“Barings”), through which Barings will become the investment adviser to the Company in exchange for a payment by Barings of $85.0 million, or $1.78 per share, directly to the Company’s shareholders. In addition, Barings will make an investment of $100.0 million in newly issued shares of the Company’s common stock at net asset value at closing. Furthermore, Barings has committed to purchase up to $50.0 million worth of shares of the Company’s common stock in the open market at a price up to and including the then-current net asset value for a period of two years post-closing, after which Barings has agreed to use any funds remaining to purchase shares from the Company at the greater of the then current net asset value and market price. Barings’ total financial commitment to the transaction is $235.0 million. Immediately following the closing of these transactions, the Company will launch a $50.0 million issuer tender to purchase shares of its common stock at prices up to and including net asset value per share.

The sale of the December 31, 2017 investment portfolio to BSP and the $85.0 million shareholder payment by Barings represent total cash consideration to the Company and to Triangle shareholders, net of the repayment of outstanding debt, of $691.2 million, or approximately $14.48 per share as of December 31, 2017, and 1.08x Triangle’s December 31, 2017 net asset value per share. Net of estimated transaction expenses, other one-time charges and the repayment of outstanding debt, the sale of the Company’s December 31, 2017 investment portfolio and the $85.0 million shareholder payment represents total cash consideration to the Company and to Triangle shareholders of $658.6 million, or approximately $13.80 per share as of December 31, 2017, and 1.03x Triangle’s December 31, 2017 net asset value. The $13.80 per share total cash consideration to the Company and to Triangle shareholders represents a 26% premium to the April 3, 2018 closing market price of the Company’s common stock.

Commenting on the two proposed transactions, E. Ashton Poole, Chairman and Chief Executive Officer of Triangle, said, “The announcement of the transactions with BSP and Barings represents the culmination of a thorough strategic review process by our Board of Directors which commenced in early November of last year. The sale of our December 31, 2017 investment portfolio for cash to BSP and the externalization of the Triangle platform by Barings delivers significant value to Triangle’s shareholders and accelerates the Company’s strategic transition to a senior-focused lender to the lower and middle markets. With over $304 billion of assets under management and more than 650 investment professionals, Barings possesses the scale, scope, resources and credit discipline to be successful in today’s competitive direct lending environment. We are gratified that a firm with the resources and reputation of Barings actively sought out a partnership with Triangle.”

Triangle’s Board of Directors has unanimously approved the asset purchase agreement, the stock purchase and transaction agreement and the transactions contemplated thereby, including the investment advisory agreement pursuant to which Barings will act as the Company’s investment adviser, and, subject to certain conditions, will recommend that Triangle’s shareholders approve the same, along with certain other elements of the transactions. Triangle intends to hold a special meeting of shareholders as soon as practicable to obtain the requisite shareholder approvals. The transactions are also subject to certain other closing conditions.

In conjunction with the closing of the proposed transactions, Triangle will announce the redemption of the Company’s 6.375% Notes due December 15, 2022 (NYSE: TCCA) with an aggregate principal amount outstanding of $80.5 million and the Company’s 6.375% Notes due March 15, 2022 (NYSE: TCCB) with an aggregate principal amount outstanding of $86.25 million. Both series of Notes will be redeemed, following at least 30 days’ notice prior to the date determined for redemption, at a price equal to the outstanding principal amount of the Notes plus accrued interest to the date of redemption.

Based on the terms of the asset purchase agreement under which BSP is deemed to have acquired the economics of Triangle’s investment portfolio at the signing thereof, the Company expects to discontinue paying a quarterly dividend starting with the second quarter of 2018. The transactions are expected to close in June or July of 2018, at which time shareholders will receive the payment of $1.78 per share as part of the Barings externalization transaction.

Houlihan Lokey Capital Inc. served as financial adviser and Eversheds Sutherland (US) LLP served as legal counsel to Triangle. Ropes & Gray LLP acted as legal counsel to BSP. Wells Fargo Securities LLC served as financial adviser and Dechert LLP served as legal counsel to Barings.

Conference Call and Webcast Information

Triangle and Barings will hold a joint conference call to discuss the transactions today, April 4, 2018, at 9:00 a.m. ET.

A presentation outlining the transactions will be posted to the Investor Relations section of Triangle’s website at http://ir.tcap.com/events-and-presentations.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call and enter confirmation code 4099416. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until April 8, 2018. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 4099416.

The call will also be available via a live webcast on the Investor Relations section of Triangle’s website at http://ir.tcap.com/events-and-presentations. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on Triangle’s website until May 4, 2018.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of debt and equity investment structures including first lien, unitranche, second lien, and mezzanine with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million to $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

About Barings LLC

Barings is a $304+ billion global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 associates and offices in 16 countries. Learn more at www.barings.com.

About Benefit Street Partners L.L.C

Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with over $24 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies including private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with more than $50 billion in capital under management. The BSP platform was established in 2008 and is based in New York. For further information, please visit www.benefitstreetpartners.com.

BSP Contacts: Andrew Cole / David Millar

Prov-SVC@SARDVERB.com

Sard Verbinnen & Co.

212.687.8080

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements, including statements regarding the proposed transactions. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approvals or that the required approvals by the shareholders of Triangle may not be obtained; (2) the risk that the transactions contemplated by the asset purchase agreement and the stock purchase and transaction agreement may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transactions; (4) uncertainty of the expected financial performance of Triangle following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the ability of Triangle and/or Barings to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreements; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Triangle’s reports filed with the Securities and Exchange Commission (“SEC”), including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this press release. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transactions, Triangle plans to file with the SEC and mail to its shareholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about Triangle, Barings, BSP, the proposed transactions and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TRIANGLE, BARINGS, BSP, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by Triangle, free of charge, from the SEC’s web site at www.sec.gov and from Triangle’s web site at www.TCAP.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from Triangle by contacting its Investor Relations Department at 919-747-8615.

Participants in the Solicitation

Triangle, Barings and BSP and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Triangle common stock in respect of the proposed transactions. Information regarding Triangle’s directors and executive officers is available in its definitive proxy statement for Triangle’s 2018 annual meeting of shareholders filed with the SEC on March 1, 2018 (the “TCAP 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the TCAP 2018 Proxy Statement. Information about the respective directors and executive officers of Barings and BSP will be set forth in the Proxy Statement if and when it is filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above.

Contacts

E. Ashton Poole

Chairman & Chief Executive Officer

919-747-8618

apoole@tcap.com

Steven C. Lilly

Chief Financial Officer

919-719-4789

slilly@tcap.com

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